PUBLIC COMPANY MANAGEMENT CORPORATION ANNOUNCES SB-2 SECURITIES REGISTRATION CONTRACT WITH CCGLASSCO


LAS VEGAS, NV - MARCH 23, 2005 - Public Company Management Corporation (OTC BB:
PUBC) today announced that its subsidiary Go Public Today has signed a contract with CCGlassco LLC, the parent company of The Glassman, Inc. to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for CCGlassco in exchange for a combination of cash fees and a block of shares of CCGlassco common stock. Through the SB-2 securities registration solution offered by Go Public Today, CCGlassco will be able to register the resale of securities and become a publicly traded company.

The Glassman, Inc. (TGI) was formed as a joint venture franchise operation in 1962 between Mobile Services Corporation and Ford Motor Company (NYSE: F). TGI is a full service glass company offering turnkey solutions to commercial and residential customers. The glass market is currently dominated by corporations such as PPG Industries (NYSE: PPG), Vitro Sociedad (NYSE: VTO) and Asahi Glass (ASGLY.PK).

"The Glassman is an established company with a well established customer base. Even though the company has shown significant growth during our tenure, we understood that without a major infusion of investment capital we had no real way to realize our very aggressive goals for the continued significant growth and expansion we envision. Go Public Today presented us the best and most economical path to become a publicly traded company, giving us the possibility of tapping into the vast amount of equity capital that is only available to public companies," says Cheryl Campbell, President of The Glassman, Inc.

"TGI has been serving its clients for over 40 years, building its reputation as a solid company with the best quality products and service. Its strategy for aggressive growth was complete albeit one important piece of the puzzle; the company lacked a sustainable source of capital. That is where Go Public Today was able to help. We offered TGI a fast, clear cut program that should have the company trading on the OTC BB within a reasonable time frame, therefore offering their potential investors an exit strategy," states Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.


ABOUT CCGLASSCO LLC

Ohio-based CCGlassco LLC is the parent company of The Glassman, Inc. (TGI). For over 40 years the company has filled the residential and commercial glass needs of thousands of customers in the Midwest. The company provides an extensive range of products and services, such as commercial and residential glass installation and replacement, custom glass tabletops, shower enclosures and storefronts, mirrors and cultured marble. For more information on the company, please visit www.theglassman.us.

ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION


PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

   (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

   Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.


SAFE HARBOR


This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.


Public Company Management Corporation (OTC Bulletin Board: PUBC )





Contact:

     Public Company Management Corporation
     Stephen Brock
     President/CEO
     (702) 222-9076
     info@PublicCompanyManagement.com
     www.PublicCompanyManagement.com